As filed with the Securities and Exchange Commission on November 7, 1996
                                                      Registration No. 33-61564
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               TIG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                 94-3172455
 (State or other jurisdiction of                      (I.R.S. employer
  incorporation or organization)                      identification number)

                               65 EAST 55TH STREET
                                   28TH FLOOR
                               NEW YORK, NY 10022
                    (Address of Principal Executive Offices)



                               TIG HOLDINGS, INC.
                          1993 LONG-TERM INCENTIVE PLAN



                               TIG HOLDINGS, INC.
                          1996 LONG-TERM INCENTIVE PLAN

                               TIG HOLDINGS, INC.
                           1996 NON-EMPLOYEE DIRECTORS
                              COMPENSATION PROGRAM

                               TIG HOLDINGS, INC.
                SEPTEMBER 1996 CONSULTANT STOCK OPTION AGREEMENT


                                 PETER M. ACTON
                               65 EAST 55TH STREET
                                   28TH FLOOR
                               NEW YORK, NY 10022
                     (Name and address of agent for service)

                                 (212) 446-2700
                     (Telephone number, including area code,
                              of agent for service)

                                      NOTE

         The purpose of this Post-Effective Amendment No. 1 is to provide that shares registered hereunder will be available for issuance pursuant to the TIG Holdings, Inc. 1996 Long-Term Incentive Plan, TIG Holdings, Inc. 1996 Non-Employee Directors Compensation Program and the TIG Holdings, Inc. November 1996 Consultant Stock Option Agreement, as well as pursuant to the 1993 Long-Term Incentive Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

          Exhibit Number         Description
          --------------         -----------
                   5             Opinion of Peter M. Acton, General Counsel of the
                                 Registrant, regarding legality of securities being
                                 registered (including consent).

                   23.1          Consent of Peter M. Acton  (included as part of
                                 Exhibit 5)

                   23.2          Consent of Independent Auditors.


                   24            Powers of Attorney.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 7th day of November, 1996.

                                       TIG HOLDINGS, INC.


                                       By: /s/   Jon W. Rotenstreich
                                          -------------------------------------
                                           Name:  Jon W. Rotenstreich
                                           Title:  Chairman and Chief
                                                   Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person on November 7, 1996 in the capacities and on the date indicated.

Signature                           Title(s)                                                       Date
---------                           --------                                                       ----
             *                      Chairman of the Board and Chief Executive                      November  7, 1996
------------------------------      Officer and Director (Principal Executive Officer)
Jon W. Rotenstreich


             *
------------------------------
Don D. Hutson                       President, Chief Operating Officer and Director                November  7, 1996


             *                      Executive Vice President and Chief Financial                   November  7, 1996
------------------------------      Officer (Principal Financial Officer)
Edwin G. Pickett


             *
------------------------------
Steven A. Cook                      Controller (Principal Accounting Officer)                      November  7, 1996


             *
------------------------------
George B. Beitzel                   Director                                                       November  7, 1996


             *
------------------------------
William G. Clark                    Director                                                       November  7, 1996


             *
------------------------------
Joel S. Ehrenkranz                  Director                                                       November  7, 1996


             *
------------------------------
George D. Gould                     Director                                                       November  7, 1996


             *
------------------------------
William W. Priest, Jr.              Director                                                       November  7, 1996

Signature                           Title(s)                                                       Date
---------                           --------                                                       ----
              *
------------------------------
Harold Tanner                       Director                                                       November  7, 1996


    *    By Power of Attorney




    /s/ Louis J. Paglia                                                                            November 7, 1996
    -------------------------------------------
    Louis J. Paglia
    Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit Number                      Description                                                           Page No.
--------------                      -----------                                                           --------
         5                 Opinion of Peter M. Acton, General
                           Counsel to the Registrant, regarding legality of
                           securities being registered (including consent).

         23.1              Consent of Peter M. Acton (included as part of Exhibit 5)

         23.2              Consent of Independent Auditors.


         24                Power of Attorney.